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                                                                EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-32755) and related prospectus supplement dated March 24, 1998 of Weeks Corporation for the registration of 468,750 shares of common stock and to the incorporation by reference therein of our report dated September 27, 1996, with respect to the combined financial statements of NWI Warehouse Group as of December 31, 1995 and 1994 and for each of the years then ended included in the Form 8-K/A of Weeks Corporation dated November 1, 1996, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    ---------------------

                                    ERNST & YOUNG LLP

Atlanta, Georgia
March 24, 1998